As filed with the Securities and Exchange Commission on June 7, 2012
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ELAN CORPORATION, plc
(Exact name of registrant as specified in its charter)

Ireland	Not Applicable
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

Treasury Building
Lower Grand Canal Street
Dublin 2, Ireland
(Address of principal executive offices)
__________________________________________

Elan Corporation, plc Employee Equity Purchase Plan (2012 Restatement)

(Full title of the plan)
___________________________________________

Cadwalader, Wickersham & Taft LLP
One World Financial Center
New York, New York 10281
Attention:  Christopher T. Cox, Esq.
(212) 504-6000
(Name and address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

William F. Daniel
Executive Vice President and Secretary
Elan Corporation, plc
Treasury Building
Lower Grand Canal Street
Dublin 2, Ireland
 (353) 1-709-4000
___________________________________________

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Ordinary Shares, par value 5 Euro cents each (1)	1,500,000(2)	$13.41(3)	$20,115,000(3)	$2,305.18

(1)
American Depositary Shares (“Elan ADSs”), evidenced by American Depositary Receipts, issuable upon deposit of Ordinary Shares, par value 5 Euro cents each (the “Ordinary Shares”), of Elan Corporation, plc (“Elan”) are registered on a separate registration statement on Form F-6.  Each Elan ADS represents one Ordinary Share.

(2)
The number of Ordinary Shares stated above consists of the aggregate number of additional Ordinary Shares not previously registered which may be issued under the Elan Corporation plc Employee Equity Purchase Plan (2012 Restatement) (the “EEPP”).  In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), the amount being registered also includes such indeterminate number of additional Ordinary Shares as may become issuable under the anti-dilution provisions of the EEPP.

(3)
Estimated solely for the purpose of calculating the registration fee, computed pursuant to Rule 457(c) and Rule 457(h) under the Securities Act on the basis of the average of the high and low sales prices of an Elan ADS, as reported on the New York Stock Exchange - Composite Transactions System on June 4, 2012.

EXPLANATORY STATEMENT

Elan Corporation, plc (“Elan” or the “Registrant”) has prepared this Registration Statement on Form S-8 in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended, (the “Securities Act”), to register an additional 1,500,000 Ordinary Shares, par value 5 Euro cents each (the “Ordinary Shares”), of the Registrant authorized for issuance under the Elan Corporation, plc Employee Equity Purchase Plan (2012 Restatement) (the “EEPP”).  A Registration Statement on Form S-8 (File No. 333-121021) was filed with the Securities and Exchange Commission on December 6, 2004, covering the registration of 1,500,000 Ordinary Shares authorized for issuance under the original Employee Equity Purchase Plan (plus 1,500,000 Ordinary Shares authorized for issuance under Elan’s 2004 Restricted Stock Unit Plan).  A Registration Statement on Form S-8 (File No. 333-135184) was filed with the Securities and Exchange Commission on June 21, 2006 covering the registration of an additional 1,500,000 Ordinary Shares authorized for issuance under the Employee Equity Purchase Plan (2006 Amendment). Pursuant to General Instruction E of Form S-8, this Registration Statement is being filed to register an additional 1,500,000 Ordinary Shares under the EEPP.  Pursuant to such Instruction E, the contents of the previously filed Registration Statements on Form S-8 (File No. 333-121021 and File No. 333-135184) are incorporated herein by reference.  The current registration of 1,500,000 Ordinary Shares will increase the number of shares registered under the EEPP from 3,000,000 Ordinary Shares to 4,500,000 Ordinary Shares.

I-1

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8.	EXHIBITS.

The following is a complete list of exhibits filed as a part of this Registration Statement:

Exhibit No.	Description

4.1	Memorandum and Articles of Association of Elan.

4.2
Amended and Restated Deposit Agreement, dated as of February 3, 2012, among Elan, Citibank, N.A., as Depositary, and the holders and beneficial owners of American Depositary Receipts issued thereunder.

4.3	Specimen of American Depositary Receipt, evidencing American Depositary Shares, representing deposited ordinary Shares (included as Exhibit 4.2).

4.4	Elan Corporation, plc Employee Equity Purchase Plan (2012 Restatement).

5.1	Opinion of A&L Goodbody Solicitors with respect to the legality of the Ordinary Shares being registered hereby.

23.1	Consent of A&L Goodbody (included in Exhibit 5.1).

23.2	Consent of KPMG, Independent Registered Public Accounting Firm.

24	Powers of Attorney (included on the signature pages of this Registration Statement).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dublin, Ireland, on the 7th day of June, 2012.

ELAN CORPORATION, PLC

By:	/s/ Nigel Clerkin
	Name:	Nigel Clerkin
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Nigel Clerkin and William F. Daniel, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign the Registration Statement on Form S-8 under the Securities Act of 1933, as amended, to sign any and all pre- or post-effective amendments to the Registration Statement on Form S-8, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ G. Kelly Martin
(G. Kelly Martin)	Chief Executive Officer and Director (Principal Executive Officer)	June 7, 2012

/s/ Nigel Clerkin
(Nigel Clerkin)	Chief Financial Officer and Executive Vice President (Principal Financial Officer)	June 7, 2012

/s/ Grainne McAleese
(Grainne McAleese)	Vice President, Finance and Group Controller (Principal Accounting Officer)	June 7, 2012

/s/ Robert A. Ingram
(Robert A. Ingram)	Chairman of the Board	June 7, 2012

/s/ Lars Ekman
(Lars Ekman, M.D., Ph.D.)	Director	June 7, 2012

/s/ Hans Peter Hasler
(Hans Peter Hasler)	Director	June 7, 2012

/s/ Gary Kennedy
(Gary Kennedy)	Director	June 7, 2012

Signature	Title	Date

/s/ Patrick Kennedy
(Patrick Kennedy)	Director	June 7, 2012

/s/ Giles Kerr
(Giles Kerr)	Director	June 7, 2012

/s/ Kieran McGowan
(Kieran McGowan)	Director	June 7, 2012

(Kyran McLaughlin)	Director

/s/ Donal O’Connor
(Donal O’Connor)	Director	June 7, 2012

/s/ Richard Pilnik
(Richard Pilnik)	Director	June 7, 2012

/s/ Dennis J. Selkoe, M.D.
(Dennis J. Selkoe, M.D.)	Director	June 7, 2012

(Andrew von Eschenbach, M.D.)	Director

AUTHORIZED REPRESENTATIVE
Elan Pharmaceuticals, Inc.

By:	/s/ G. Kelly Martin
(G. Kelly Martin)		Authorized Signatory	June 7, 2012

Exhibit Index

Exhibit No.	Description

4.1	Memorandum and Articles of Association of Elan.

4.2
Amended and Restated Deposit Agreement, dated as of February 3, 2012, among Elan, Citibank, N.A., as Depositary, and the holders and beneficial owners of American Depositary Receipts issued thereunder.

4.3	Specimen of American Depositary Receipt, evidencing American Depositary Shares, representing deposited ordinary Shares (included as Exhibit 4.2).

4.4	Elan Corporation, plc Employee Equity Purchase Plan (2012 Restatement).

5.1	Opinion of A&L Goodbody Solicitors with respect to the legality of the Ordinary Shares being registered hereby.

23.1	Consent of A&L Goodbody (included in Exhibit 5.1).

23.2	Consent of KPMG, Independent Registered Public Accounting Firm.

24	Powers of Attorney (included on the signature pages of this Registration Statement).